SHARE PURCHASE AGREEMENT

THIS AGREEMENT dated December 30, 2011 is among:

ROSSLAND ASSET MANAGEMENT LTD., an Ontario corporation, having its registered and records office at 200- 252 Pall Mall Street, London, Ontario, N6A 5P6

("Seller")

AND

AUTO TOOL TECHNOLOGIES INC., a Nevada corporation having its resident agent office at 1000 East William Street, Suite 204, Carson City, Nevada, 89701

("Buyer")

AND

DSL PRODUCTS LIMITED, an Ontario corporation having its registered and records office at 200- 252 Pall Mall Street, London, Ontario, N6A 5P6

(the "Target")

BACKGROUND

A.	The Target carries on the business of the distribution and sale of hand held tools.

B.	The Seller owns and controls 100% of the outstanding securities of the Target.

B.	The Seller has agreed to sell, and the Buyer has agreed to buy, the business of the Target by the purchase of a 100% of the outstanding securities of the Target.

AGREEMENTS

             For good and valuable consideration, the receipt and sufficiency of which each party acknowledges the parties agree as follows:

PART 1

INTERPRETATION

1.1        Defined Terms. In this Agreement:

a)	"Accounts Receivable" means any account receivable of the Business payable to the Target on the day immediately preceding the day of the Closing Time;

b)	"Affiliate", concerning any Party, means a corporation which Controls, is Controlled by, or is under common Control with, that Party;

c)	"Agreement", "this Agreement", and "the Agreement" refer to this agreement as it may be amended or supplemented from time to time;

d)

"Assets" means all the assets, property, and undertaking, other than Excluded Assets, owned and used by the Target, or held by it for use in, the Business, including but not limited to those shown in the balance sheet comprised in the Books and Records, and the following:

i)	the right, title, and interest of the Target in the Leases, the Leased Premises, and any Leasehold Improvements,
ii)	the Accounts Receivable,
iii)	the Inventory,
iv)	the Equipment,
v)	the Intellectual Property,
vi)	the Goodwill of the Business,
vii)	the interest of the Target in the Material Contracts,
viii)	the interest of the Target in the Assumed Indebtedness,
ix)	the Prepaids,
x)	the interest of the Target in the Licences, and
xi)	the interest of the Target in the Equipment Leases;
xiii)	any cash, bank balance, money in possession of any bank or other depository, term deposit, and similar cash property, owned by the Seller at the Closing Time;

(xiiii)	the corporate records of the Target;

(xv)	any non-transferable licence, permit, or approval, of any governmental authority relating to the Business;

(xvi)	the interest of the Target in the Insurance Policies.

e)	"Assumed Indebtedness" means the indebtedness of the Target described in Schedule 5;

f)	"Books and Records" means the books and records of the Target as described in paragraph 7.1(e);

g)	"Business" means the business carried on by the Seller and based in Ontario, Canada;

h)	"Business Day" means any day from Monday to Friday, inclusive, except for any day that is a statutory holiday in Ontario;

i)	"Closing Time" means the time set out for closing described in paragraph 12.1;

j)

"Control" includes, without limitation, directly or indirectly owning shares having more than 50% of the votes entitled to be cast to elect the directors of a corporation and "Controlled" includes, without limitation, a corporation which is under Control;

k)

"Environmental, Health and Consumer Protection Laws" means any applicable federal, state, provincial, municipal or local laws, regulations, orders, governmental decrees or ordinances concerning environmental, consumer protection, health, or safety matters;

l)

"Equipment" means all tangible personal property used in connection with the Business, including that described in Schedule 2, but excluding the tangible personal property leased under the Equipment Lease;

m)	"Equipment Leases" means the leases of personal property described in Schedule 8;

n)	"Excluded Assets" means: None

o)

"Generally Accepted Accounting Principles" means accounting principles consistently applied and generally accepted in the United States, and recommended in the handbook of the Institute of Certified Public Accountants, as those principles may be amended from time to time;

p)

"Goodwill" means every advantage and benefit connected with the Business and the reputation of the Business, and includes the exclusive right of the Buyer to represent itself as carrying on the Business in succession to the Seller, and all right, title, and interest of the Target in the name DSL (and associated names and marks), and any records and information relating to suppliers, customers, contractor and employees of the Business;

q)

"Hazardous Substance" means any pollutant, contaminant, waste, special or hazardous waste, toxic or hazardous substance or material which, when released into the natural environment is likely to cause harm or risk to the natural environment or to human or animal health, including without limitation, any substance considered hazardous under Environmental Laws, Health and Consumer Protection Laws;

r)

"Intellectual Property" means all the right, title and interest of the Target in all registered and unregistered trademarks, trade or brand names, copyrights, patents, applications and licenses for any of the foregoing, computer software and other data processing material, designs, inventions, trade secrets, formulae, processes, procedures, research, market information, franchises, and other rights used in connection with the Business, including the intellectual property described in Schedule 7;

s)

"Inventory" means any inventory of raw material, work in progress, stock in trade, finished goods, supplies, packaging and advertising and publicity materials, pertaining to the Business wherever located, and whether on consignment or not;

t)	"Leasehold Improvements" means the leasehold improvements located on the Leased Premises;

u)

"Leases" means the leases or agreements in the nature of a lease, of real property, to which the Target is a party, whether as landlord or tenant, which relate to the Business, including the leases listed in Schedule 3 and the lease of the Leased Premises;

v)	"Licences" means any licence, permit, or other operating authority, relating to the Business issued by any governmental authority, and which is transferable including those listed in Schedule 11;

w)

"Material Contracts" means the contracts, and agreements, relating to the Business described in Schedule 4, and includes any other agreement entered into by the Target in the ordinary course of business between the date of this Agreement and the Closing Time, which is consented to in writing by the Buyer. Material Contracts shall include, without limitation, all manufacturing, supply, sales, distribution, employment, and consulting agreements related to the Business.

x)

"Material Damage" means any damage to, or destruction of, any of the Assets that cannot be repaired, or restored, in the opinion of the Buyer acting reasonably, within 60 days after the occurrence of that damage or destruction;

y)	"Part", "paragraph", and "Schedule" followed by a number or letter refer to the specified Part, paragraph, or Schedule of this Agreement;

z)	"Parties" means the Seller, the Buyer, and the Target, and their respective successors and assigns, and "Party" means any one of the Parties;

aa)	"Permitted Encumbrances" means any of the encumbrances listed in Schedule 9;

bb)

"Person" means an individual, a corporation, a society, a partnership, a government or any government department or agency, a trustee, any unincorporated organization, and includes the heirs and legal representatives of an individual;

cc)	"Period" means the period described in paragraph 14.2(b);

dd)	"Prepaids" means any deposit or prepaid expense relating to the Business, to the extent they are transferrable;

ee)

"Prime Rate" means, for any day, the rate of interest expressed as a rate per annum that the Royal Bank of Canada declares, at its head office in Toronto as a reference rate of interest that it will charge on that day for Canadian dollar loans to its corporate customers in Canada, and which it refers to at present as its Prime Rate;

ff)	"Purchase Price" means the purchase price set out in paragraph 2.2;

gg)	"Related Person" concerning any Party means:

i)	a relative of that Party, or relative of a spouse of that Party,
ii)	any Affiliate of that Party,
iii)	any partnership in which that Party is a partner,
iv)

any firm, association, syndicate or other business enterprise in which the Party or a spouse of the Party is a principal, agent, shareholder, officer, employee or in any other manner engaged by or concerned with,

v)	any trust or estate in which that Party has any beneficial interest, and
vi)	any spouse of a Party;

hh)	"Restricted Period" means the period described in paragraph 15.1.

kk)	"Insurance Policies" means all policies of insurance maintained by the Target, whether in relation to the Business or otherwise, described in Schedule 10, hereto.

1.2	Schedules. The following attached Schedules form part of this Agreement:

Schedule 1   Description of Land
Schedule 2    List of Equipment
Schedule 3    Description of Leases
Schedule 4    List of Material Contracts
Schedule 5    Description of Assumed Indebtedness
Schedule 6    Intentionally Deleted
Schedule 7    Description of Intellectual Property
Schedule 8    Equipment Leases
Schedule 9    Permitted Encumbrances
Schedule 10  Schedule of Insurance
Schedule 11  Licences

PART 2

AGREEMENT TO SELL AND CONSIDERATION

2.1        Agreement to Sell. The Seller will sell, and the Buyer will buy, 100% of the issued and outstanding shares in the capital stock of the Target (the "Target Shares") on the terms set out in this Agreement.

2.2        Purchase Price. Subject to adjustment as provided in Part 13, the Purchase Price will be 30,000,000 restricted shares of common stock of the Buyer (the "Consideration Shares").

2.3        Allocation of Purchase Price. The Purchase Price will be allocated as follows:

a)	100% to the Value of the Target Shares.

2.4        the Consideration Shares. In regards to the Consideration Shares, the Seller represents, warrants, acknowledges and agrees that:

a)	the Seller is not acquiring the Consideration Shares for the account or benefit of, directly or indirectly, any U.S. Person;

b)	the Seller is not a U.S. Person;

c)	the Seller is resident in the jurisdiction set out on the signature page of this Agreement;

d)

the sale of the Consideration Shares to the Seller as contemplated in the Agreement complies with or is exempt from the applicable Consideration Shares legislation of the jurisdiction of residence of the Seller;

e)

the Seller is acquiring the Consideration Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Units in the United States or to U.S. Persons;

f)

the Seller is outside the United States when receiving and executing this Agreement and is acquiring the Consideration Shares as principal for the Seller's own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Consideration Shares; and

g)

the Seller is not an underwriter of, or dealer in, the common shares of the Buyer, nor is the Purchaser participating, pursuant to a contractual agreement or otherwise, in the distribution of the Consideration Shares.

PART 3

ASSUMED LIABILITIES

3.1        Assumed Indebtedness. On and after the Closing Time, the Buyer will assume and pay or cause to be paid by the Target the balance outstanding under any of the Assumed Indebtedness, and the Buyer will indemnify and save the Seller harmless, from any liability in connection with that Assumed Indebtedness arising wholly after the Closing Time, except for any liability for any default under the Assumed Indebtedness occurring prior to the Closing Time.

3.2        Other Assumed Liabilities. On and after the Closing Time, the Buyer will indemnify and save the Seller harmless from any liability in connection with any of the Material Contracts, the Leases and the Licenses arising wholly after the Closing Time, except for any liability for any default under any Material Contract, the Leases and the Licenses occurring prior to the Closing Time.

3.3        Liabilities Not Assumed. Except for any liability expressly assumed by the Buyer under this Agreement, as set out in paragraph 3.1 and paragraph 3.2, the Buyer will not assume, and will not be responsible for, any liability of the Target, present or future, and whether or not relating to the Business, and the Seller will indemnify and save harmless the Buyer from and against that liability.

PART 4

INVENTORY

INTENTIONALLY DELETED

PART 5

VALUATION OF ACCOUNTS RECEIVABLE AND PREPAIDS

INTENTIONALLY DELETED

PART 6

ADJUSTMENTS

INTENTIONALLY DELETED

PART 7

REPRESENTATIONS

7.1        Representations of the Seller and the Target. The Seller and the Target jointly and severally represent and warrant to the Buyer as follows:

a)

Status of Seller. The Seller is a corporation duly incorporated, validly existing, and in good standing under the laws of the Province of Ontario, has the power and capacity to own and dispose of the Target Shares, and to enter into this Agreement and carry out its terms.

b)

Status of the Target. The Target is a corporation duly incorporated, validly existing, and in good standing under the laws of the Province of Ontario, has the power and capacity to carry on the Business, and to enter into this Agreement and carry out its terms.

b)

Authority to Sell. The execution and delivery of this Agreement, and the completion of the transaction contemplated by this Agreement, have been duly and validly authorized by all necessary corporate action of the Seller and of the Target, and this Agreement constitutes a legal, valid, and binding obligation of the Seller and the Target, enforceable against each of them in accordance with its terms, except as may be limited by laws of general application affecting the rights of creditors, and subject to the availability of any equitable remedy in any particular instance.

c)	Sale Will Not Cause Default. Neither the execution and delivery of this Agreement, nor the completion of the purchase and sale contemplated in this Agreement will:

i)

violate any of the terms of the constating documents of the Seller or of the Target, or any order, decree, statute, by-law, regulation, covenant, or restriction, applicable to the Seller, or any of the Assets;

	ii)	give any person any right to terminate, cancel, or remove any of the Assets;

iii)

result in any fee, duty, tax, assessment, or other amount relating to any of the Assets, becoming due or payable, other than provincial social services tax payable by the Buyer in connection with the purchase and sale; or

iv)	result in any encumbrance, except the Permitted Encumbrances, on any of the Assets.

d)

Title to Assets. The Target owns and possesses, and has a good and marketable title to, the Assets, free and clear of any security interest, encumbrance, or other claim, except for any Permitted Encumbrances.

e)

Books and Records. The books and records of the Target, a true and complete set of which has been provided to the Buyer, fairly and correctly set out and disclose, in all material respects, in accordance with Generally Accepted Accounting Principles, the financial position of the Target, and all material financial transactions and Assets of the Target have been accurately recorded in those books and records.

f)	Material Change. Since the date of the balance sheet included in the Books and Records there has not been:

	i)	any material change in the financial condition of the Business, its liabilities, or the Assets, other than changes in the ordinary course of business, none of which has been materially adverse;

	ii)	any damage, destruction, loss, or other event, whether or not covered by insurance, materially and adversely affecting the Assets, or the Business;

iii)

any material increase in the compensation payable, or to become payable, by the Target to any of its officers, employees, or agents, or any bonus, payment, or arrangement made to or with any of them, except those, if any, agreed to in writing by the Buyer.

g)

Litigation. There is no litigation, or administrative or governmental proceeding, or inquiry pending, or to the knowledge of the Seller and the Target, threatened, against, or relating to, the Target Shares, the Target, the Business, or any of the Assets, nor does the Seller or the Target know of, or have reasonable grounds for believing that, there is any basis for any litigation, proceeding, or enquiry.

h)

Conformity with Laws. Every governmental licence, or permit required for the carrying on, in the ordinary course, of the operations of the Business, has been obtained, and is in good standing, and the carrying on of the operation of the Business is not in breach of any statute, by-law, regulation, covenant, restriction, plan, or permit.

i)

Forward Commitments. Any outstanding forward commitment by, or on behalf of, the Target for the purchase or sale of any of the Inventory has been made in accordance with established price lists of the Target, or its suppliers, or if otherwise, then in accordance with the Target's normal business practice.

j)	Material Contracts, Assumed Indebtedness, Leases, and Licences.

There are no contracts, or agreements, applicable to the Business other than the insurance policies listed in Schedule 10, Material Contracts, Assumed Indebtedness, Leases, Equipment Leases and the Licences.

k)

No Defaults. Except as otherwise expressly disclosed in this Agreement, or in any Schedule to this Agreement, there has not been any default in any obligation to be performed under any of the Leases, Licenses, Intellectual Property rights, Material Contracts, Equipment Leases or Assumed Indebtedness, each of which is in good standing, and in full force and effect, unamended, except as set out in the schedules listing the Leases, Equipment Leases, Material Contracts, Intellectual Property rights, Assumed Indebtedness, and Licences.

l)	Condition of Assets. The Equipment, and Leasehold Improvements are in good condition and repair and the Equipment, and any equipment comprised in the Leasehold Improvements, are in good working order.

m)

Work Orders. There are no local government work orders outstanding against any of the Leased Premises, and the Target has not received any notice of any defect or breach of any bylaw or regulation which, if not corrected, could become a work order.

n)	Environmental, Health, and Consumer Protection Laws. The Target has not violated any Environmental, Health, and Consumer Protection Laws and for greater certainty, without limitation:

i)

the Target has operated the Business at all times and has received, handled, used, stored, treated, shipped and disposed at all times of all Hazardous Substances in strict compliance with all Environmental, Health, and Consumer Protection Laws;

	ii)	no orders, directions or notices have been issued under any Environmental, Health, and Consumer Protection Law relating to the Business.

o)	Intellectual Property. None of the Assets infringe the rights of any patent, design, trade mark, trade name, copyright or other intellectual property rights.

7.2        Representations of the Buyer. The Buyer represents and warrants to the Seller and the Target as follows:

a)

Status of Buyer. The Buyer is a corporation, duly incorporated, validly existing, and in good standing under the laws of its jurisdiction of incorporation, has the power and capacity to enter into this Agreement, and to carry out its terms.

b)

Authority to Purchase. The execution and delivery of this Agreement, and the completion of the transactions contemplated by this Agreement, have been duly and validly authorized by all necessary corporate action on the part of the Buyer, and this Agreement constitutes a legal, valid, and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as limited by laws of general application affecting the rights of creditors, and subject to the availability of any equitable remedy in any particular instance.

c)	Investment Canada Act. The Buyer is not a "Canadian" as defined in Section 3 of the Investment Canada Act.

PART 8

COVENANTS OF THE PARTIES

8.1        Covenants of the Seller and the Target. The Seller and the Target jointly and severally covenant with the Buyer as follows:

a)

Conduct of the Business. Until the Closing Time, the Target will conduct the Business diligently, and in the ordinary course, and will use all reasonable efforts to preserve the Assets intact other than a disposition of any of the Assets in the usual and ordinary course of the operation of the Business, to keep available to the Buyer its present employees, and to preserve for the Buyer its relationship with its suppliers, customers, and others having business relations with it.

b)

Access by Buyer. The Target will give to the Buyer and Buyer's lawyers, accountants, and other representatives, full access, during normal business hours, throughout the period from the date of this Agreement to the Closing Time, to all of the properties, books, contracts, commitments, and records of the Target relating to the Business, and the Assets, and will furnish to the Buyer during that period any information reasonably requested by the Buyer.

c)

Insurance. From the date of this Agreement, until the Closing Time, the Target will maintain in full force and effect the policies of insurance described in Schedule 10, and will cause the Buyer or the designees of the Buyer to be added as a named insured under those policies, and to remain as a named insured until the Closing Time.

d)

Obtain Consents. The Seller and the Target will obtain, prior to the Closing Time, all consents, waivers, approvals, and releases as may be required to validly and effectively transfer the Target Shares.

e)	Assets. The Target will take good care of all the Assets and make any necessary repairs and maintenance prior to the Closing Time.

f)	Covenant of Indemnity. The Seller and the Target will, jointly and severally, indemnify and hold harmless the Buyer from and against:

	i)	any liability, whether accrued, absolute, contingent, or otherwise, existing at the Closing Time, and which is not agreed to be assumed by the Buyer under this Agreement;

ii)

any damage, or loss arising from any misrepresentation, or non-fulfilment of any covenant, on the part of the Seller or the Target under this Agreement, or from any misrepresentation in, or omission from, any certificate, or other instrument, furnished, or to be furnished, to the Buyer under this Agreement; and

iii)

any action, suit, proceeding, claim, costs, legal expenses (on a solicitor and own client basis), and any other expense, incidental to any of the liability, damage or loss referred to in paragraph 8.1(g)(i) and paragraph 8.1(g)(ii).

g)

Employees. The Target will pay all employees all wages, salaries, and benefits up to and including the Closing Time. The Seller and the Target will jointly and severally indemnify and save harmless the Buyer from and against any claim by any employee of the Seller whether terminated or not under this Part for wages, salaries, bonuses, pension, or other benefits, severance pay, notice, or pay in lieu of notice, and holiday pay, in respect of any period prior to the Closing Time.

h)

Notice to Buyer. If either the Seller of the Target determines a state of facts exists which will result in an untrue representation, the non-fulfilment of any condition, or any material detrimental change to the Assets or the Business, the Seller or the Target will as soon as is reasonably possible notify the Buyer of such state of facts.

i)	Filings. The Target will make in a timely fashion all tax, governmental and other filings necessary for the proper operation of the Business.

8.2        Covenants of the Buyer. The Buyer covenants with the Seller as follows:

a)

Consents. The Buyer will, at the request of the Seller, execute and deliver applications for consent, assumption agreements, and provide information, as may be necessary to obtain the consents referred to in paragraph 8.1(e), and will assist and co-operate with the Seller in obtaining those consents.

PART 9

POST CLOSING COVENANTS

9.1	Covenants of the Buyer. The Buyer will:

a)

permit the Seller, and its authorized representatives, upon reasonable notice, access during normal business hours to all documents, books, agreements, records, and files, which relate to the Business and relate to periods prior to the Closing Time in connection with the preparation of any tax and financial reporting matters, audits, legal proceedings, governmental proceedings, and other business purposes.

9.2        Covenants of the Seller and the Target. The Seller and the Target jointly and severally will:

a)

indemnify and save harmless the Buyer, upon demand, from and against any cost and expense, incurred by the Buyer, arising out of the performance by the Buyer of its obligations under paragraph 9.1(a); and

b)

permit the Buyer, and its authorized representatives, upon reasonable notice, access during normal business hours to all documents, books, agreements, records, and files, which relate to the Business and relate to periods prior to the Closing Time in connection with the preparation of any tax and financial reporting matters, audits, legal proceedings, governmental proceedings, and other business purposes.

PART 10

SURVIVAL OF REPRESENTATIONS AND COVENANTS

10.1        Survival of Seller's and Target's Representations and Covenants. Any statement contained in any certificate, or other instrument delivered by, or on behalf of, the Seller or the Target or both under this Agreement, or in connection with any transaction contemplated by this Agreement, will be considered to be representations made by the Seller or the Target or both, as the case may be, to the Buyer. Any representation, or agreement that may still be applicable, made by the Seller or the Target or both in this Agreement will, unless otherwise expressly stated, survive the Closing Time and any investigation at any time made by or on behalf of the Buyer, and subject to paragraph 10.3, will continue in full force and effect for the benefit of the Buyer.

10.2       Survival of Buyer's Representations and Covenants. Any representation, or agreement that may still be applicable, made by the Buyer in this Agreement will, unless otherwise expressly stated, and if it may still be applicable, survive the Closing Time and any investigation at any time made by, or on behalf of, the Seller, and will continue in full force and effect for the benefit of the Seller, but the Seller will not be entitled to make any claim for any breach of any representation, or agreement, unless:

a)	written notice of any claim is given by the Seller to the Buyer prior to the Closing Time, and

b)	the aggregate amount of any claim exceeds $10,000

10.3       Limitation on Seller's and Target's Indemnity. No claim by the Buyer under the covenant of indemnity contained in paragraph 8.1(g), or for damages, or other relief in respect of any breach of any representation, or any breach of any covenant, by the Seller or Target or either of them, under this Agreement, will be valid unless:

a)	written notice of any claim is given by the Buyer or the Target to the Seller prior to the Closing Time, and

b)	the aggregate amount of any claim exceeds $10,000.

PART 11

CONDITIONS PRECEDENT

11.1       Conditions Precedent to Buyer's Obligations. Any obligation of the Buyer under this Agreement is subject to the fulfilment at, or prior to, the Closing Time of the following conditions and any failure in fulfilment of the conditions will allow the Buyer at its option to terminate this Agreement without any further liability to the Buyer:

a)

Seller's and Target's Representations. The Seller's and Target's representations contained in this Agreement, and in any certificate or document delivered under this Agreement, or in connection with the transactions contemplated by this Agreement, will be true at, and as of, the Closing Time, as if those representations and warranties were made at, and as of, the Closing Time.

b)	Damage. No Material Damage will have occurred to the Assets.

c)	Seller's and Target's Covenants. The Seller or the Target will have performed any agreement required by this Agreement to be performed by either of them prior to or at the Closing Time.

d)	Consents. The Buyer will have received duly executed copies of the consents or approvals referred to in paragraph 8.1(e).

11.2       Waiver of Conditions by Buyer. Each of the conditions set out in paragraph 11.1, is for the exclusive benefit of the Buyer, and any of those conditions, may be waived, in whole or in part, by the Buyer at or prior to the Closing Time, by delivering to the Seller a written waiver to that effect signed by the Buyer.

11.3       Conditions Precedent to Seller's Obligations. Any obligation of the Seller under this Agreement is subject to the fulfilment, prior to or at the Closing Time, of the following conditions:

a)	Buyer's Representations. The Buyer's representations contained in this Agreement will be true at and as of the Closing Time as though those representations were made as of the Closing Time.

b)	Buyer's Covenants. The Buyer will have performed any agreement required by this Agreement to be performed by it at or prior to the Closing Time.

c)

Consents of Third Parties. Any consent or approval required to be obtained by the Seller for the purpose of selling and transferring the Target Shares has been obtained, but this condition may only be relied upon by the Seller if the Seller has diligently exercised all reasonable efforts to procure all consents or approvals required to be obtained under this Agreement, and the Buyer has not waived the need for any consent or approval.

11.4       Waiver of Conditions by Seller. Each of the conditions set out in paragraph 11.3, is for the exclusive benefit of the Seller, and any of those conditions may be waived, in whole or in part, by the Seller, at or prior to the Closing Time, by delivering to the Buyer a written waiver to that effect signed by the Seller.

PART 12

CLOSING

12.1       Closing Time. Subject to the terms and conditions of this Agreement, the purchase and sale of the Assets will be completed at a closing to be held at 9:00 a.m., local time, in Toronto, on September 9 , 2011, or at any other time and date as may be agreed upon, in writing, between the Parties.

12.2       Place of Closing. The closing will take place at the offices of the Buyer, or at such other location mutually agreed by the Parties.

12.3       Documents and Assets to be Delivered by the Seller. At the closing the Seller will deliver, or cause to be delivered, to the Buyer:

a)

a duly executed instrument of transfer effecting the transfer of the Target Shares, with signatures guaranteed, and, if applicable, any certificate representing the Target Shares, duly executed and endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer, with signatures guaranteed.

b)

all consents or approvals required to be obtained by the Seller for the purpose of validly assigning to the Buyer the Target Shares, any other consent or approval required to give effect to the transactions hereby contemplated;

c)

duly executed releases of, or evidence to the reasonable satisfaction of the Buyer, as to the discharge of any and all liabilities which the Buyer has not agreed to assume, and which may be enforceable against the Target or any of the Assets; and

d)

a certified copy of any resolution of the shareholders, and directors, of the Seller and of the Target as may be required to be passed to authorize the execution and delivery, and implementation, of this Agreement, and of any document to be delivered by the Seller or the Target under this Agreement.

12.4       Documents to be Delivered by the Buyer. At the Closing Time the Buyer will deliver, or cause to be delivered the Purchase Price.

PART 13

RISK AND DAMAGE

13.1       Buyer's Election. If, prior to the Closing Time, there occurs any Material Damage by fire or other cause to any of the Assets, then the Buyer may, at its option:

a)	terminate this Agreement by reason of a failure to fulfil the conditions precedent of Part 11;

b)

reduce the Purchase Price, by notice to the Seller and accounting for any insurance proceeds payable to the Target in respect of the Material Damage, by an amount equal to the cost of repair, or, if the assets are destroyed or damaged beyond repair, by an amount equal to the replacement cost of the assets forming part of the Assets that have been damaged or destroyed, and complete the purchase.

PART 14

MEDIATION AND ARBITRATION

14.1       Disputes to be Mediated or Arbitrated. Any dispute between the Parties concerning any matter arising under Part 4, Part 5, and Part 6 or any of them, will be submitted following the procedure set out in paragraph 14.2 to mediation, and failing successful mediation to arbitration under the provisions of the Arbitration Act of Ontario.

14.2       Procedure.

a)	The Parties will attempt to resolve any dispute to which this Part applies by mediated negotiation, and will use their best efforts to agree on the choice of a mediator.

b)

If a dispute arises to which this Part applies and which cannot be resolved by mediation within 30 days ("Period") after one Party notifies the other, or others as the case may be, of an intention to mediate the dispute, the Parties will submit the matter to arbitration in accordance with the following:

i)	within 5 days from the end of the Period, the matter will be referred to a single arbitrator with expertise in the matter being arbitrated;

ii)	if the Parties cannot agree upon a single arbitrator within the 5 days from the end of the Period, then any Party may apply to the Ontario Superior Court of Justice to have it select an arbitrator;

iii)	the arbitrator appointed by the Parties, or the Court, as the case may be, will hand down a decision within 30 days after that arbitrator is appointed;

iv)

if that arbitrator does not hand down a decision within that 30 day period, then either Party may, by giving notice to the other, cancel the appointment of the arbitrator, and initiate new arbitration proceedings by a new request and appointment.

PART 15

NON-COMPETITION

INTENTIONALLY DELETED

PART 16

GENERAL

16.1       Further Assurances. The Parties will execute and deliver all other appropriate supplemental agreements and other instruments, and take any other action necessary, to give full effect to this Agreement, and to make this Agreement legally effective, binding, and enforceable as between them, and as against third parties.

16.2       Waivers. The failure of a Party to insist upon the strict performance of any term of this Agreement, or to exercise any right, or remedy contained in this Agreement, will not be construed as a waiver or a relinquishment by that Party for the future of that term, right, or remedy.

16.3       Binding Agreement. This Agreement will bind and benefit each of the Parties including their respective successors and permitted assigns.

16.4       Collateral Representations and Agreements. This Agreement is the entire agreement between the Parties and supersedes any prior agreement. Neither Party is bound by any warranty or agreement not included in this Agreement, and in particular, no warranty of a Party not expressed in this Agreement is to be implied.

16.5       Expenses. Each Party will pay any expense it incurs in authorizing, executing, and performing this Agreement and any transaction contemplated by it, whether or not that transaction is completed, including any fee and expense of its legal counsel, banker, investment banker, broker, accountant, or other consultant.

16.6       No Partnership. Neither the execution of this Agreement nor the performance by a Party of any of its rights and obligations under this Agreement will create any partnership between the Parties.

16.7       Assignment. Neither Party may assign this Agreement without the prior consent of the other Party.

16.8       Counterparts. This Agreement may be signed by original or by facsimile and executed in any number of counterparts, and each executed counterpart will be considered to be an original. All executed counterparts taken together will constitute one agreement.

16.9       Set-off. If under this Agreement or any document delivered under this Agreement the Seller becomes obligated to pay any sum of money to the Buyer, then that sum may, at the election of the Buyer, and without limiting or waiving any right or remedy of the Buyer under this Agreement, be set-off against and will apply to any sum of money or security owed by the Buyer to the Seller until that amount has been completely set-off.

16.10     Entire Agreement. This Agreement constitutes the entire agreement between the parties and there are no representations or warranties, express or implied, statutory or otherwise and no agreements collateral to this Agreement other than as expressly set out or referred to in this Agreement.

16.11     Severability. Subject to paragraph 15.9, if any term of this Agreement is determined to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability will attach only to such term or part term, and the remaining part of the term and all other terms of this Agreement will continue in full force and effect. The parties will negotiate in good faith to agree to a substitute term that will be as close as possible to the intention of any invalid or unenforceable term while being valid and enforceable. The invalidity or unenforceablity of any term in any particular jurisdiction will not affect its validity or enforceability in any other jurisdiction where it is valid or enforceable.

16.12     Gender and Number. Words in one gender include all genders, and words in the singular include the plural and vice versa.

16.13     Interpretation Not Affected. In this Agreement, using separate Parts, providing a table of contents, and inserting headings are for convenient reference only and will not affect how this Agreement is interpreted.

16.14     Governing Law and Jurisdiction. This Agreement will be governed by and construed in accordance with Ontario law and applicable Canadian law and will be treated in all respects as an Ontario contract.

16.15     Submission to Jurisdiction. Each of the Parties will:

a)	submit to the jurisdiction of the Ontario courts,

b)	if not incorporated or registered in Ontario, appoint an agent to receive service of any process in Ontario, and

c)	if any appointed agent is required, notify the other of the name and address of its appointed agent.

16.16     Legislation. In this Agreement any reference to legislation includes a reference to the legislation and to any regulations made under that legislation as that legislation or those regulations may be amended or re-enacted from time to time.

16.17     Time. Time will be of the essence.

16.18     Expiry of Time Period. In this Agreement, if any period ends on a day other than a Business Day, that period will be extended to the next following Business Day.

16.19     Notices. In this Agreement:

a)

any notice or communication required or permitted to be given under the Agreement will be in writing and will be considered to have been given if delivered by hand, transmitted by facsimile transmission or mailed by prepaid registered post in Canada, to the address of each party set out on the first page hereof or to such other address or facsimile transmission number as any party may designate in the manner set out above;

b)	notice or communication will be considered to have been received:

i)

if delivered by hand during business hours on a Business Day, upon receipt by a responsible representative of the receiver, and if not delivered during business hours, upon the commencement of business on the next Business Day;

ii)

if sent by facsimile transmission during business hours on a Business Day, upon the sender receiving confirmation of the transmission, and if not transmitted during business hours, upon the commencement of business on the next Business Day; and

iii)

if mailed by prepaid registered post in Canada, upon the fifth Business Day following posting; except that, in the case of a disruption or an impending or threatened disruption in postal services every notice or communication will be delivered by hand or sent by facsimile transmission.

16.20     Accounting Principles. All calculations made or referred to in this Agreement will be made in accordance with the Generally Accepted Accounting Principles applied consistently. All accounting terms used in this Agreement which are not defined in this Agreement will have the meaning assigned to them in accordance with Generally Accepted Accounting Principles.

16.21     Currency. All transactions referred to in this Agreement will be made in lawful currency of the United States in immediately available funds. Any reference to cash in this Agreement includes a reference to cash, certified cheque, banker's draft, wire, or electronic transfer drawn on, or of, a chartered bank of Canada.

16.22     Amendment. This Agreement may be amended or supplemented only by a written agreement signed by each Party and that agreement need not be executed under seal.

16.23     Joint and Several. If a party is more than one person or entity, every representation, covenant and agreement on the part of the party to be observed and performed by that party will be the joint and several representation, covenant and agreement of each person or entity comprising the party.

TO EVIDENCE THEIR AGREEMENT each of the parties has executed this Agreement on the date appearing below.

ROSSLAND ASSET MANAGEMENT LTD.	AUTO TOOL TECHNOLOGIES INC.
By:	By:

President and Authorized Signatory	President and Authorized Signatory

Print Name	Print Name

Dated: _________________________________________	Dated: _________________________________________

DSL PRODUCTS INC.
By:

President and Authorized Signatory

Print Name

Dated: _________________________________________

SCHEDULE 1

(Description of Land)

None.

SCHEDULE 2

(List of Equipment)

None.

SCHEDULE 3

(Description of Leases)

None.

SCHEDULE 4

(List of Material Contracts)

Consulting Agreement – I.S. Grant & Company

Consulting Agreement – CK & Associates

SCHEDULE 5

(Description of Assumed Indebtedness)

None.

SCHEDULE 6

Intentionally Deleted

SCHEDULE 7

(Description of Intellectual Property)

Canadian Trade-mark
No. 1293373
Trade-mark: TOOL VALLEY
Present Owner: DSL Products Ltd.

SCHEDULE 8

(Equipment Leases)

None.

SCHEDULE 9

(List of Permitted Encumbrances)

2.

Liens for taxes, assessments or governmental charges or levies not at the Closing Time due and delinquent, or the validity of which is being contested at the Closing Time by the Target in good faith if the Buyer is satisfied, or has been provided with appropriate security to ensure, that any contest will not result in forfeiture of any of the Assets;

3.

The lien of any judgment rendered, or claim filed, against the Target which it is contesting in good faith, if the Buyer is satisfied, or appropriate security has been provided to ensure, that any contest will not result in forfeiture of any of the Assets;

4.	Security given to a public utility or any governmental body in connection with the operations of the Target in the ordinary course of its businesses;

5.	The reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown;

SCHEDULE 10

(Schedule of Insurance)

Product Liability Insurance: Intact Insurance – No. 501220751

General Liability Insurance: Intact Insurance – No. 501220751

SCHEDULE 11

(Licenses)

None.